                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             MICRON TECHNOLOGY, INC.

                                   * * * * *

1.   The name of the corporation is MICRON TECHNOLOGY, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is fifty million (50,000,000) and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Five Million Dollars ($5,000,000.00).

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5.   The name and mailing address of each incorporator is as follows:

     NAME                                        MAILING ADDRESS
     W. J. Reif                                  100 West Tenth Street
                                                 Wilmington, Delaware 19801

     V. A. Brookens                              100 West Tenth Street,
                                                 Wilmington, Delaware 19801

     J. L. Austin                                100 West Tenth Street,
                                                 Wilmington, Delaware 19801

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may by held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of April, 1984.

                                   W. J. REIF
                                   ----------
                                   W. J. REIF

                                   V. A. BROOKENS
                                   --------------
                                   V. A. BROOKENS

                                   J. L. AUSTIN
                                   ------------
                                   J. L. AUSTIN

                         CERTIFICATE OF FIRST AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     The undersigned, Juan A. Benitez, President and Cathy L. Smith, Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 27, 1986 which sets forth the proposed amendment, declared its advisability and directed that it be considered at the Annual Meeting of Shareholders. At the regularly scheduled Annual Meeting of Shareholders held on January 26, 1987, after due notice thereof in accordance with the law, a majority of said shareholders entitled to vote thereon has been voted in favor of said amendment. Said amendment as adopted and approved adds the following provisions to the Certificate of
Incorporation:

     10. Pursuant to, and to the full extent permitted by Section 102(b) and any other relevant provisions of the General Corporation Law of the State of Delaware, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     11. Pursuant to, and to the full extent permitted by, Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware, the corporation shall, and is hereby obligated to, indemnify any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The corporation shall, and is hereby obligated to, indemnify any of said persons in each and every situation where the corporation is obligated to make such indemnification pursuant to said statutory provisions. The corporation shall also, and is hereby obligated to, indemnify any of said persons in each and every situation where, under the aforesaid statutory provisions, the corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, prior to making such indemnification, the corporation shall make, or cause to be made, such determinations or decisions, following such procedures or methods, as are required by said statutes.

     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal of said corporation as of this 28th of January 1987.

                                                Juan A. Benitez
                                                ---------------
                                                Juan A. Benitez, President

                                                Cathy L. Smith
                                                --------------
                                                Cathy L. Smith, Secretary


                                 ACKNOWLEDGMENT

STATE OF IDAHO

COUNTY OF ADA

     The foregoing instrument was acknowledged before me this 28th day of January, 1987 by Juan A. Benitez, as President and Cathy L. Smith, as Corporate Secretary of Micron Technology, Inc., a Delaware corporation, on behalf of the corporation and that the same is the act and deed of the corporation and the facts stated therein are true.


                                                Notary Public   Jill L. Henson
                                                               ---------------
                                                My commission expires   7/88
                                                                       ------
(SEAL)

                         CERTIFICATE OF SECOND AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     The undersigned, Randal W. Chance, President and Chief Operating Officer and Cathy L. Smith, Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 31, 1988 which sets forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1988 Annual Meeting of Shareholders held on January 30, 1989, after due notice thereof in accordance with the law, a majority of the outstanding stock entitled to vote thereon has been voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000) and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Ten Million Dollars ($10,000,000.00).

     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal of said corporation as of the 31st of January, 1989.

                                               Randal W. Chance
                                               ----------------
                                               Randal W. Chance, President and
                                               Chief Operating Officer

Cathy L. Smith
--------------
Cathy L. Smith, Corporate Secretary

                                 ACKNOWLEDGEMENT

STATE OF IDAHO

COUNTY OF ADA

     The foregoing instrument was acknowledged before me this 31st day ofJanuary, 1989 by Randal W. Chance, as President and Chief Operation Officer and Cathy L. Smith as Corporate Secretary of Micron Technology, Inc., a Delware corporation, on behalf of the corporation and that the same is the act and deed of the corporation and the facts stated therein are true.

                                            Benicia R. Morrison
                                            -------------------
                                            Notary Public
                                            My Commission Expires 6-24-94
                                                                  -------

(SEAL)

                         CERTIFICATE OF THIRD AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

The undersigned, James W. Garrett, President and Chief Operating Officer and Jill L. Devereaux, Assistant Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on December 2, 1993 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1993 Annual Meeting of Shareholders duly held on January 31, 1994, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty million (150,000,000) and the par value of each of such shares is Ten Cents ($0.10).

     IN WITNESS WHEREOF, this Certificate of Third Amendment to the Company's Certificate of Incorporation have been executed this 8th day of February, 1994.


                                                James W. Garrett
                                                ----------------
                                                James W. Garrett, President and
                                                Chief Operating Officer

Jill L. Devereaux
-----------------
Jill L. Devereaux, Assistant Corporate
Secretary

I, Sherilyn Maxfield, a notary public, do hereby certify that on this 8th day of February, 1994, personally appeared before me James W. Garrett and Jill L. Devereaux who, being by me first duly sworn, declared that they are the President and Chief Operating Officer and Assistant Corporate Secretary, respectively, of Micron Technology, Inc., that they signed the foregoing document as President and Chief Operating Officer and Assistant Corporate Secretary of the corporation, and that the statements therein contained are true.

                                                Sherilyn Maxfield
                                                -----------------
                                                Notary Public
                                                Residing at  Boise, Idaho
                                                             ------------

Commission Expires  10/21/97
                   ---------
(seal)

                         CERTIFICATE OF FOURTH AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     The undersigned, Steven R. Appleton, Chief Executive Officer and President and Cathy L. Smith, Corporate Secretary of Micron Technology, Inc. a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 27, 1994 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1994 Annual Meeting of Shareholders duly held on January 30, 1995, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is three hundred million (300,000,000) and the par value of each of such shares is Ten Cents ($0.10).

     IN WITNESS WHEREOF, this Certificate of Fourth Amendment to the Company's Certificate of Incorporation have been executed this 30th day of January, 1995.


                                                 Steven R. Appleton
                                                 -------------------
                                                 Steven R. Appleton, Chairman,
                                                 Chief Executive Officer and
                                                 President

Cathy L. Smith
--------------
Cathy L. Smith, Corporate Secretary

     I, Sherilyn Maxfield, a notary public, do hereby certify that on this 30th day of January, 1995, personally appeared before me Steven R. Appleton and Cathy
L. Smith who, being by me first duly sworn, declared that they are the Chairman, Chief Executive Officer and President and Corporate Secretary, respectively, of Micron Technology, Inc., that they signed the foregoing document as Chairman, Chief Executive Officer and President and Corporate Secretary of the corporation, and that the statements therein contained are true.

                                                 Sherilyn Maxfield
                                                 -----------------
                                                 Notary Public
                                                 Residing at   Ada County
                                                               ----------
                                                 Commission Expires  10/21/97
                                                                     --------

(seal)

                         CERTIFICATE OF FIFTH AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     The undersigned, Steven R. Appleton, Chairman, Chief Executive Officer and President of Micron Technology, Inc., a Delaware corporation, hereby certify that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on October 2, 1995 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1995 Annual Meeting of Shareholders duly held on January 29, 1996, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:

     4. The total number of shares of stock which the corporation shall have authority to issue is one billion (1,000,000,000) and the par value of each of such shares is Ten Cents ($0.10).

     IN WITNESS WHEREOF, this Certificate of Fifth Amendment to the Certificate of Incorporation of Micron Technology, Inc. has been executed this 7th day of February, 1996.


/s/ Steven R. Appleton
----------------------
Steven R. Appleton, Chairman, Chief
Executive Officer and President

     I, Jan R. Reimer, a notary public, do hereby certify that on this 7th day of February, 1996, personally appeared before me Steven R. Appleton who, being by me first duly sworn, declared that he is Chairman, Chief Executive Officer and President of Micron Technology, Inc., that he signed the foregoing document on behalf of Micron Technology, Inc. in his capacity as Chairman, Chief Executive Officer and President of the corporation, and that the facts stated therein are true.

                                            /s/ Jan R. Reimer
                                            -----------------
                                            Notary Public
                                            Residing at Ada County
                                            Commission Expires:  9/1/2001
                                                                ---------

(seal)

                         CERTIFICATE OF SIXTH AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     The undersigned, Steven R. Appleton, Chairman, Chief Executive Officer and President of Micron Technology, Inc. a Delaware corporation, hereby certifies that the following amendment to the Certificate of Incorporation of Micron Technology, Inc. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended. Said amendment was adopted by a resolution of the Board of Directors on November 23, 1998 which set forth the proposed amendment, declared its advisability and directed that it be considered at the Company's Annual Meeting of Shareholders. At the regularly scheduled 1998 Annual Meeting of Shareholders duly held on January 14, 1999, after due notice thereof in accordance with applicable law, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment. Said amendment as adopted and approved amends the first paragraph of Section 4 of the Certificate of Amendment to read as follows:

          4. (a) SHARES AUTHORIZED. The total number of shares of stock which the corporation shall have the authority to issue is one billion thirty two million (1,032,000,000), consisting of (i) one billion (1,000,000,000) shares of Common Stock, par value $0.10 per share (the "Common Stock") and (ii) thirty two million (32,000,000) shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock").

               (b) CLASS A COMMON STOCK.

     SECTION 1. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Class A Common Stock shall be entitled to share ratably in any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock (each share of the Class A Common Stock being treated as the number of shares of Common Stock into which it could then be converted for such purpose).

     SECTION 2. TRANSFER OF CLASS A COMMON STOCK. No person or entity holding shares of Class A Common Stock may transfer, sell, assign, devise or bequeath any of such holder's interest in his or its Class A Common Stock, and the Corporation and the transfer agent for the Class A Common Stock shall not register the transfer of such shares of Class A Common Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, except to a Permitted Transferee (as defined below) of such holder. For purposes of this
Section 2, the term "PERMITTED TRANSFEREE" with respect to any holder of Class A Common Stock shall mean (i) the Corporation, (ii) a Qualified Subsidiary (provided that if at any time such Qualified Subsidiary ceases to be a Qualified Subsidiary such Class A Common Stock will automatically convert into Common Stock pursuant to Section 3.b) or (iii) Intel Corporation. Notwithstanding the foregoing, the provisions of this Section 2 do not prohibit transfers that result in automatic conversion pursuant to Section 3.b, provided, that the transfer agent shall not register the transfer of such shares of Class A Common Stock or the Common Stock into which they automatically convert unless concurrently with such transfer, the certificate representing such shares of Class A Common Stock to be so transferred shall be surrendered and exchanged for a certificate representing the applicable number of shares of Common Stock into which such shares of Class A Common Stock are automatically converted by virtue of such transfer.

     SECTION 3. CONVERSION OF CLASS A COMMON STOCK.

          a. VOLUNTARY CONVERSION. At any time and from time to time after the issuance of the Class A Common Stock, any holder of Class A Common Stock may convert any or all of the shares of Class A Common Stock held by such holder into shares of Common Stock at the then effective conversion ratio. The conversion ratio at which shares of Common Stock shall be deliverable upon conversion (the "CONVERSION RATIO") shall initially be one-for-one. Such initial Conversion Ratio shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Class A Common Stock is convertible, as hereinafter provided.

          b. AUTOMATIC CONVERSION. Each share of Class A Common Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio upon the transfer by any holder of Class A Common Stock to a person or entity who is not a Permitted Transferee of such holder.

          c. MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of the Class A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of one share of Common Stock, as determined in good faith by the Board of Directors. Before any holder of Class A Common Stock shall be entitled to receive certificates for the shares of Common Stock issued upon conversion, such holder shall surrender the certificate or certificates for such Class A Common Stock, duly endorsed, at the principal office of the Corporation and shall state therein his name or the name, or names, of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. No voluntary conversion shall be permitted unless and until the holder shall submit to the Corporation either (i) evidence of compliance with the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT") or (ii) a certificate of an officer of the holder that the conversion does not require any filing under the HSR Act. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder or such holder's nominee shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Subject to the foregoing, in the case of automatic conversion under Section 3.b, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such automatic conversion and upon surrender of the certificate representing the Class A Common Stock to be converted in the case of a voluntary conversion pursuant to Section 3.a above (the "CONVERSION DATE"). The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided that the certificates representing the Class A Common Stock have been duly endorsed for transfer and delivered to the Corporation or its transfer agent.

     d. STOCK SPLITS, MERGERS, ETC. In case of any subdivision (by stock split, stock dividend or otherwise) of the Common Stock or any combination of the Class A Common Stock (by reverse stock split or otherwise), the Conversion Ratio shall be proportionately increased, and conversely in the case of combination of the Common Stock (by reverse stock split or otherwise) or any subdivision of the Class A Common Stock (by stock split, stock dividend or otherwise), the Conversion Ratio shall be proportionately decreased, with such adjustment to the Conversion Ratio to be effective immediately after the opening of business on the day following the day which such subdivision or combination, as the case may be, becomes effective. In case of any reorganization, reclassification or change of shares of the Common Stock (other than a change in par value or from par value to no par value as a result of a subdivision or combination), or in the case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), provision shall be made so that each holder of a share of Class A Common Stock shall have the right at any time thereafter as nearly as practicable, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such shares of Class A Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property (including cash) deliverable upon conversion of shares of Common Stock into which Class A Common Stock might have been converted immediately prior to such event.

     e. SPECIAL CONVERSION ADJUSTMENTS. The number of shares of Common Stock receivable upon conversion of a share of Class A Common Stock shall be adjusted in the event that the Corporation fails to achieve any one or more of the Qualified Expenditures Milestone, the First Minimum Production Milestone or the Second Minimum Production Milestone on the applicable milestone dates in the manner described below. On or prior to twenty five (25) days after an applicable milestone date, the Corporation shall deliver to Intel Corporation a certificate of an executive officer of the Corporation certifying whether the applicable milestone has been achieved, and if such milestone has not been achieved, such additional data (including, but not limited to the amount of Qualified Expenditures made and actual RDRAM production during the applicable period) required to calculate the appropriate conversion adjustment. Upon receipt of such certificate with the required information, Intel Corporation shall have thirty (30) days in which to notify the Corporation in writing of its irrevocable election to exercise a Special Conversion Adjustment. If Intel Corporation has not provided an irrevocable written notice electing to exercise a Special Conversion Adjustment within the such period, then no there shall be no Special Conversion Adjustment with respect to the applicable milestone. Except as specifically provided herein, the failure to exercise a Special Conversion Adjustment with respect to one milestone shall not impair Intel Corporation's ability to exercise a Special Conversion Adjustment with respect to the failure to achieve a different milestone.

     f. POSTPONEMENT OF MILESTONE DATES; MODIFICATION OF MILESTONES. (i) In the event that the Corporation's ability to achieve the Qualified Expenditure Milestone by the Qualified Expenditures Milestone Date is significantly impaired by events or circumstances outside of its control, such as Force Majeure or limited availability of required equipment or materials, the milestone date will be appropriately postponed.

           (ii) In the event that any of the events specified in Section 7(f) of the Stock Rights Agreement occur, the First Minimum Production Milestone or the Second Minimum Production Milestone shall be either postponed or waived, respectively, as appropriate. In addition, if on the Maximum FGI Date, the RDRAM device finished goods inventory of the Corporation and its subsidiaries exceeds the Maximum FGI, the Second Minimum Production Milestone will be modified, as appropriate.

          (iii) In the event of the occurrence of any of the foregoing events or circumstances, as a result of which either a milestone date or milestone is to be postponed, waived or modified, no Special Conversion Adjustment shall occur as a result of the failure to achieve the applicable milestone by the applicable milestone date, unless and until the Corporation and Intel Corporation shall have agreed upon the appropriate postponement, waiver or modification. Notwithstanding the above, upon such agreement, the Special Conversion Adjustment shall be applied as of the agreed upon date, notwithstanding that such agreement is reached after such date. If no agreement can be reached, the dispute will be settled in accordance with
Section 8.12 of the Securities Purchase Agreement.

     g. FAILURE TO ACHIEVE QUALIFIED EXPENDITURES MILESTONE. Subject to the provisions hereof:

          (i) If the Corporation fails to make at least the Minimum Qualified Expenditures on or prior to the Qualified Expenditures Milestone Date, the Conversion Ratio shall be adjusted by multiplying the current Conversion Ratio by a fraction, the numerator of which shall be the Initial Purchase Price and the denominator of which shall be the greater of (i) the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the Qualified Expenditures Milestone Date, or (ii) 50% of the Initial Purchase Price.

          (ii) If the Corporation makes Qualified Expenditures of more than the Minimum Qualified Expenditures but less than the Required Qualified Expenditures on or prior to the Qualified Expenditures Milestone Date, the Conversion Ratio shall be increased. The amount of the increase in the Conversion Ratio (expressed as a decimal) shall be determined by first (w) dividing the Initial Purchase Price by the greater of (i) the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the applicable milestone date, or (ii) 50% of the Initial Purchase Price, then (x) subtracting 1.0 from the result, then (y) multiplying this result by a fraction, the numerator of which shall be (A) the Required Qualified Expenditures minus (B) the amount of Qualified

Expenditures and the denominator of which shall be the Required Qualified Expenditures, and (z) dividing the result by 2. The new Conversion Ratio shall then be the result of the above calculation plus the prior Conversion Ratio.

     h. FAILURE TO ACHIEVE FIRST MINIMUM PRODUCTION MILESTONE. Subject to the provisions hereof, if the Corporation fails to achieve the First Minimum Production Milestone, the increase in the Conversion Ratio (expressed as a decimal) shall be determined by first (w) dividing the Initial Purchase Price by the greater of (i) the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the applicable milestone date, or (ii) 50% of the Initial Purchase Price, then (x) subtracting 1.0 from the result, then (y) multiplying this result by a fraction, the numerator of which shall be the First Minimum Production Milestone for the quarter minus the actual RDRAM production achieved during the quarter and the denominator of which shall be the First Minimum Production Milestone for the quarter, and (z) dividing the result by 2. The new Conversion Ratio shall then be the result of the above calculation plus the prior Conversion Ratio.

     i. FAILURE TO ACHIEVE SECOND MINIMUM PRODUCTION MILESTONE. Subject to the provisions hereof, if the Corporation fails to achieve the Second Minimum Production Milestone the increase in the Conversion Ratio (expressed as a decimal) shall be determined by first (w) dividing the Initial Purchase Price by greater of (A) the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the applicable milestone date, or (ii) 50% of the Initial Purchase Price, then (x) subtracting 1.0 from the result, then (y) multiplying this result by a fraction, the numerator of which shall be the Second Minimum Required Production for the quarter minus the actual RDRAM production achieved during the quarter and the denominator of which shall be the Second Minimum Required Production for the quarter and (z) dividing the result by 2. The new Conversion Ratio shall then be the result of the above calculation plus the prior Conversion Ratio.

     j. MULTIPLE SPECIAL CONVERSION ADJUSTMENTS; PRIOR ADJUSTMENTS. If more than one Special Conversion Adjustment occurs hereunder (or comparable adjustments under the Stock Rights Agreement ("RIGHTS SPECIAL CONVERSION ADJUSTMENTS"), subsequent Special Conversion Adjustments shall be calculated as provided herein, but only the number of additional shares in excess of the number issuable using the Initial Conversion Ratio (as defined in this Section 3.j) (appropriately adjusted to reflect the effect of any stock splits, reclassifications, stock dividends, recapitalizations, combinations or other similar events affecting the Common Stock occurring after the creation of the Class A Common Stock), shall be issuable in respect of such subsequent Special Conversion Adjustment upon conversion of the Class A Common Stock. For purposes of this Section 3.j, the "Initial Conversion Ratio" will be one-to-one (appropriately adjusted to reflect the effect of any stock splits, reclassifications, stock dividends, recapitalizations, combinations or other similar events affecting the Common Stock occurring after the creation of the Class A Common Stock), PROVIDED, HOWEVER, that in the event of the occurrence of a Rights Special Conversion Adjustment that resulted in an adjustment to the Exchange Ratio in accordance with the provisions of the Stock Rights Agreement prior to the creation of the Class A Common Stock, the Initial Conversion Ratio shall be equal to a fraction, the numerator of which shall be one (appropriately adjusted to reflect the effect of any stock splits, reclassifications, stock dividends, recapitalizations, combinations or other similar events affecting the Common Stock occurring after creation of the Class A Common Stock), and the denominator of which shall be the exchange ratio in effect under the Stock Rights Agreement immediately prior to the creation of the Class A Common Stock. Notwithstanding anything else to the contrary set forth herein, the Conversion Ratio shall not be adjusted for any events, circumstances or milestones for which adjustments have been made (or may be made as a result of completion of an audit or resolution of any dispute as to the appropriate amount of an adjustment required thereunder) pursuant to the Stock Rights Agreement.

     k. CASH OPTION. In lieu of all or a portion of a Special Conversion Adjustment, the Corporation may elect to make a cash payment in respect of all or a portion of the dollar amount of the Special Conversion Adjustment (such election to be made within five (5) business days of Intel Corporation's Special Conversion Adjustment election, and such amount shall be paid within five (5) business days of the Corporation's election). The dollar amount in respect of any Special Conversion Adjustment to be paid in cash shall be calculated by multiplying the additional shares issuable to Intel Corporation upon conversion of the Class A Common Stock following the Special Conversion Adjustment by the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the applicable milestone date.

     l. LIMITATIONS ON SPECIAL CONVERSION ADJUSTMENTS. Anything in Sections 3.h and 3.j to the contrary notwithstanding, no Special Conversion Adjustment will be made for failure to achieve the First Minimum Production Milestone or Second Minimum Production Milestone if a Special Conversion Adjustment election pursuant to clause (i) of Section 3.g above is made by Intel Corporation. In addition, anything in Sections 3.e through 3.j notwithstanding, Special Conversion Adjustments will be limited, and not given effect, to the extent required to ensure (1) that the value of additional shares of Common Stock and other securities or property and any related payments (including payments in lieu of adjustments pursuant to Section 3.k hereof) issued or issuable or payable as a result of such adjustments, together with any shares of Common Stock and other securities or property and any related payments issued or issuable or payable as a result of the Special Conversion Adjustments with respect to the Rights, does not exceed the Maximum Adjustment Amount (with the value of such additional shares, securities and property measured as of the milestone date with respect to the applicable Special Conversion Adjustments resulting in such additional shares, securities or property and any related payments, which, in the case of the Common Stock, shall be based on the average closing sales price on the New York Stock Exchange for the Common Stock during the 20 trading day period ending two trading days prior to the milestone date corresponding to such Special Conversion Adjustment); and (2) that the aggregate number of shares of Common Stock issued or issuable upon exercise of Rights or upon conversion of Class A Common Stock does not exceed the lesser of (i) the Maximum Percentage and (ii) the Maximum Shares.

     m. EXISTING STOCK CERTIFICATES. Irrespective of any adjustments in the number or kind of shares issuable upon the conversion of the Class A Common Stock, certificates representing Class A Common Stock theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the certificates initially issuable pursuant hereto.

          n. PAYMENT OF TAXES. The Corporation will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal, state or local income, franchise, property, net worth, capital, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Class A Common Stock, as well as all such taxes attributable to the initial issuance or delivery of Common Stock upon the conversion of Class A Common Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Class A Common Stock or any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the Class A Common Stock or Common Stock to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Corporation, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or it is established to the reasonable satisfaction of the Corporation that any such tax has been paid.

          o. COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but not outstanding Common Stock such number of shares of Common Stock as shall, from time to time be, sufficient for conversion of the Class A Common Stock.

     SECTION 4. NO REDEMPTION. The Class A Common Stock shall not be redeemable.

     SECTION 5. VOTING RIGHTS; NON-VOTING SECURITY. The holders of shares of Class A Common Stock shall have no voting rights except as provided in the Certificate of Incorporation or by applicable law.

     SECTION 6. DIVIDEND RIGHTS. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock (excluding any dividend or other distribution for which adjustment to the Conversion Ratio is provided by Section 3.d hereof), each holder of shares of Class A Common Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including for purposes of this Section 6 any fraction) of shares of Common Stock into which the shares of Class A Common Stock then held by such holder are then convertible.

     SECTION 7. CERTAIN DEFINITIONS; INTERPRETATION.

          For purposes hereof the following terms shall have the meanings set forth below.

          FIRST MINIMUM PRODUCTION MILESTONE. The First Minimum Production Milestone shall have the meaning ascribed to such term in the Securities Purchase Agreement.

          FIRST MINIMUM REQUIRED PRODUCTION. First Minimum Required Production shall have the meaning ascribed to such term in the Securities Purchase Agreement.

          FIRST PRODUCTION MILESTONE DATE. The First Production Milestone Date shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     FORCE MAJEURE. Force Majeure shall mean an act of God, fire, flood, accident, riot war, government intervention, embargoes, strikes, labor difficulties, equipment failure, late delivery of supplies, supplier shortages or other difficulties which are beyond the reasonable control and without the fault or negligence of a party whose performance has been affected.

     INITIAL PURCHASE PRICE. Initial Purchase Price means $31.625, appropriately adjusted to reflect the effect of any stock splits, reclassifications, stock dividends, recapitalizations, combinations or other similar events affecting the Common Stock occurring after October 19, 1998.

     MAXIMUM ADJUSTMENT AMOUNT. Maximum Adjustment Amount shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     MAXIMUM FGI. Maximum FGI shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     MAXIMUM FGI DATE. Maximum FGI Date shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     MAXIMUM PERCENTAGE. Maximum Percentage shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     MAXIMUM SHARES. Maximum Shares shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     MINIMUM QUALIFIED EXPENDITURES. Minimum Qualified Expenditures shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     QUALIFIED EXPENDITURES. Qualified Expenditures shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     QUALIFIED EXPENDITURES MILESTONE. The Qualified Expenditures Milestone means the expenditure of at least the Required Qualified Expenditures on or before the Qualified Expenditures Milestone Date.

     QUALIFIED EXPENDITURES MILESTONE DATE. The Qualified Expenditures Milestone Date shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     QUALIFIED SUBSIDIARY. Qualified Subsidiary shall have the meaning ascribed to such term in the Rights and Restrictions Agreement.

     RAMBUS. Rambus means Rambus, Inc., a Delaware corporation, and any successor to all or substantially all of Rambus Inc.'s business (by acquisition or otherwise).

     RDRAM. RDRAM shall have the meaning ascribed to such term in the Supply Agreement.

     REQUIRED QUALIFIED EXPENDITURES. Required Qualified Expenditures shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     RIGHTS. Rights shall have the meaning ascribed to such term in the Stock Rights Agreement.

     RIGHTS AND RESTRICTIONS AGREEMENT. Rights and Restrictions Agreement shall mean that certain Securities Rights and Restrictions Agreement, dated as of October 19, 1998, as amended from time to time, by and between the Corporation and Intel Corporation.

     SECOND MINIMUM PRODUCTION MILESTONE. The Second Minimum Production Milestone shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     SECOND MINIMUM REQUIRED PRODUCTION. Second Minimum Required Production shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     SECOND PRODUCTION MILESTONE DATE. The Second Production Milestone Date shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     SECURITIES PURCHASE AGREEMENT. Securities Purchase Agreement shall mean that certain Securities Purchase Agreement, dated October 15, 1998, as amended from time to time, by and between the Corporation and Intel Corporation.

     SPECIAL CONVERSION ADJUSTMENT. A Special Conversion Adjustment shall mean an adjustment to the number of shares of Common Stock receivable upon conversion of Class A Common Stock, as provided in Section 3 hereof.

     STOCK RIGHTS AGREEMENT. Stock Rights Agreement shall mean that certain Stock Rights Agreement, dated as of October 19, 1998, as amended from time to time, by and between the Corporation and Intel Corporation.

     SUPPLY AGREEMENT. Supply Agreement shall mean that certain Supply Agreement, dated as of October 19, 1998, as amended from time to time, by and between the Corporation and Intel Corporation.

     VOLUME PRODUCTION. Volume Production shall have the meaning ascribed to such term in the Securities Purchase Agreement.

     IN WITNESS WHEREOF, this Certificate of Sixth Amendment to the Certificate of Incorporation of Micron Technology, Inc. has been executed this 27th day of January, 1999.

/s/ Steven R. Appleton
----------------------
Steven R. Appleton, Chairman, Chief
Executive Officer and President

                            CERTIFICATE OF CORRECTION
                       OF CERTIFICATE OF SECOND AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     Micron Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Micron Technology, Inc.

     2. A Certificate of Second Amendment to the Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on February 15, 1989 which contains an inaccurate record of the corporate action taken therein and said Second Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in said Second Certificate is as follows:

     The final sentence of the first paragraph of the Second Certificate purported to amend the entire paragraph 4 of the Certificate of incorporation by stating as follows:

               "Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:"

     In fact, only the first paragraph of section 4 of the Certificate of Incorporation was amended.

     4. Therefore, the final sentence of the first paragraph of the Second Certificate is corrected to read as follows:

               "Said amendment as adopted and approved amends the first paragraph of section 4 of the Certificate of Incorporation to read as follows:"


     Micron Technology, Inc. has caused this Certificate of Correction to be signed by its authorized officer this 10th day of October, 2000.



     By:  /s/Roderic W. Lewis
     Name:  Roderic W. Lewis
     Title:  V.P. of Legal Affairs, General Counsel & Corporate Secretary

                            CERTIFICATE OF CORRECTION
                        OF CERTIFICATE OF THIRD AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     Micron Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Micron Technology, Inc.

     2. A Certificate of Third Amendment to the Certificate of Incorporation (the "Third Certificate") was filed with the Secretary of State of the State of Delaware on February 15, 1994 which contains an inaccurate record of the corporate action taken therein and said Third Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in said Third Certificate is as follows:

     The final sentence of the first paragraph of the Third Certificate purported to amend the entire paragraph 4 of the Certificate of Incorporation by stating as follows:

               "Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:"

     In fact, only the first paragraph of section 4 of the Certificate of Incorporation was amended.

     4. Therefore, the final sentence of the first paragraph of the Third Certificate is corrected to read as follows:

               "Said amendment as adopted and approved amends the first paragraph of section 4 of the Certificate of Incorporation to read as follows:"


     Micron Technology, Inc. has caused this Certificate of Correction to be signed by its authorized officer this 10th day of October, 2000.


     By:  /s/Roderic W. Lewis
     Name:  Roderic W. Lewis
     Title:  V.P. of Legal Affairs, General Counsel & Corporate Secretary

                            CERTIFICATE OF CORRECTION
                       OF CERTIFICATE OF FOURTH AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     Micron Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Micron Technology, Inc.

     2. A Certificate of Fourth Amendment to the Certificate of Incorporation (the "Fourth Certificate") was filed with the Secretary of State of the State of Delaware on February 7, 1995 which contains an inaccurate record of the corporate action taken therein and said Fourth Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in said Fourth Certificate is as follows:

     The final sentence of the first paragraph of the Fourth Certificate purported to amend the entire paragraph 4 of the Certificate of Incorporation by stating as follows:

               "Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:"

     In fact, only the first paragraph of section 4 of the Certificate of Incorporation was amended.

     4. Therefore, the final sentence of the first paragraph of the Fourth Certificate is corrected to read as follows:

               "Said amendment as adopted and approved amends the first paragraph of section 4 of the Certificate of Incorporation to read as follows:"


     Micron Technology, Inc. has caused this Certificate of Correction to be signed by its authorized officer this 10th day of October, 2000.



     By:  /s/Roderic W. Lewis
     Name:  Roderic W. Lewis
     Title:  V.P. of Legal Affairs, General Counsel & Corporate Secretary

                            CERTIFICATE OF CORRECTION
                        OF CERTIFICATE OF FIFTH AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             MICRON TECHNOLOGY, INC.

     Micron Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Micron Technology, Inc.

     2. A Certificate of Fifth Amendment to the Certificate of Incorporation (the "Fifth Certificate") was filed with the Secretary of State of the State of Delaware on February 7, 1996 which contains an inaccurate record of the corporate action taken therein and said Fifth Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in said Fifth Certificate is as follows:

     The final sentence of the first paragraph of the Fifth Certificate purported to amend the entire paragraph 4 of the Certificate of Incorporation by stating as follows:

               "Said amendment as adopted and approved amends paragraph 4 of the Certificate of Incorporation to read as follows:"

     In fact, only the first paragraph of section 4 of the Certificate of Incorporation was amended.

     4. Therefore, the final sentence of the first paragraph of the Fifth Certificate is corrected to read as follows:

               "Said amendment as adopted and approved amends the first paragraph of section 4 of the Certificate of Incorporation to read as follows:"


     Micron Technology, Inc. has caused this Certificate of Correction to be signed by its authorized officer this 10th day of October, 2000.


     By:  /s/Roderic W. Lewis
     Name:  Roderic W. Lewis
     Title:  V.P. of Legal Affairs, General Counsel & Corporate Secretary